As filed with the Securities and Exchange Commission on September 12, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

XBP Global Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	85-2002883
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

6641 N. Belt Line Road, Suite 100

Irving, Texas 75061

(844) 935-2832

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Andrej Jonovic
Chief Executive Officer
XBP Global Holdings, Inc.
6641 N. Belt Line Road, Suite 100
Irving, Texas 75061
(844) 935-2832
(Name, address, including zip code, and
telephone number, including area code, of agent for service)

With copies to:

Erik Mengwall, Esq.
Hermione Krumm, Esq.
Loeb & Loeb LLP
345 Park Avenue
New York, NY 10154
Tel: (212) 407-4000

Approximate date of commencement of proposed sale to public: From time to time on or after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PRELIMINARY PROSPECTUS

Subject to Completion, dated September 12, 2025

XBP GLOBAL HOLDINGS, INC.

Up to 77,709,393 shares of Common Stock

This prospectus relates to the offer and resale of up to an aggregate of 77,709,393 shares (the “Shares”) of common stock, par value $0.0001 per share (“Common Stock”), of XBP Global Holdings, Inc., a Delaware corporation (the “Company”, “we”, “us” or “our”), issued and/issuable to certain holders (the “Selling Securityholders”) pursuant to a Chapter 11 plan of reorganization for certain of the registrant’s subsidiaries that was confirmed by the United States Bankruptcy Court for the Southern District of Texas on June 23, 2025 (“Restructuring”), consisting of (a) up to an aggregate of 71,076,975 shares of Common Stock and (b) 6,632,418 shares issuable upon exercise of common stock purchase warrants issued to certain subsidiaries of a Selling Securityholder, dated July 29, 2025 (the “Warrants”). For additional information regarding the issuance of the Shares and the Warrants, see “Issuance of the Securities” on page 15

This prospectus also covers any additional shares of Common Stock that may become issuable upon any adjustment pursuant to the terms of the Warrants by reason of stock splits, stock dividends, and other events described therein.

The Shares will be resold from time to time by the Selling Securityholders listed in the section titled “Selling Securityholders” beginning on page 16.

The Selling Securityholders, or their respective transferees, pledgees, donees or other successors-in-interest, will sell the Shares through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. The Selling Securityholders may sell any, all or none of the securities offered by this prospectus, and we do not know when or in what amount the Selling Securityholders may sell their Shares hereunder following the effective date of this registration statement. We provide more information about how a Selling Securityholder may sell its Shares in the section titled “Plan of Distribution” on page 18.

We are registering the Shares on behalf of the Selling Securityholders, to be offered and sold by them from time to time. While we will not receive any proceeds from the sale of the Shares by the Selling Securityholders, we may receive $4.98 per share for the Warrants (subject to adjustment as further described below) upon their cash exercise. If the Warrants are exercised in full at their current exercise price per share, we will receive aggregate gross proceeds of approximately $33 million. The exercise price for the Warrants may be adjusted downwards pursuant to the terms of anti-dilution features contained therein under certain circumstances, and if any of the Warrants are exercised at such lower price, we will receive less aggregate gross proceeds. If the Warrants are exercised pursuant to the cashless exercise provisions contained therein, we will also receive less aggregate gross proceeds. We cannot predict when and in what amounts or if the Warrants will be exercised, and it is possible that the Warrants may expire and never be exercised, in which case we would not receive any cash proceeds. We are required to pay all of the expenses incurred in connection with the registration of the Selling Securityholders’ securities and to indemnify certain Selling Securityholders against certain liabilities. The Selling Securityholders will pay or assume discounts, commissions, fees of underwriters, selling brokers or dealer managers and similar expenses, if any, incurred for the sale of the Shares.

Our Common Stock is listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol “XBP” and our publicly traded warrants (“Public Warrants”) are listed on Nasdaq under the symbol “XBPEW”. On September 11, 2025, the closing price of our Common Stock was $0.9271 and the closing price for our Public Warrants was $0.0349, as reported by Nasdaq.

You should read carefully this prospectus and the documents incorporated by reference in this prospectus before you invest. Investing in these securities involves significant risks. See “Risk Factors” on page 7 of this prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is [·], 2025.

ABOUT THIS PROSPECTUS

This prospectus describes the general manner in which the Selling Securityholders may offer from time to time up to 77,709,393 shares of Common Stock. You should rely only on the information contained in this prospectus and the related exhibits, any prospectus supplement or amendment thereto and the documents incorporated by reference, or to which we have referred you, before making your investment decision. Neither we nor the Selling Securityholders have authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus, any prospectus supplement or amendments thereto do not constitute an offer to sell, or a solicitation of an offer to purchase, the shares of Common Stock offered by this prospectus, any prospectus supplement or amendments thereto in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. You should not assume that the information contained in this prospectus, any prospectus supplement or amendments thereto, as well as information we have previously filed with the U.S. Securities and Exchange Commission (the “SEC”), is accurate as of any date other than the date on the front cover of the applicable document.

If necessary, the specific manner in which the shares of Common Stock may be offered and sold will be described in a supplement to this prospectus, which supplement may also add, update or change any of the information contained in this prospectus. To the extent there is a conflict between the information contained in this prospectus and any prospectus supplement, you should rely on the information in such prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in this prospectus or any prospectus supplement — the statement in the document having the later date modifies or supersedes the earlier statement.

Neither the delivery of this prospectus nor any distribution of shares of Common Stock pursuant to this prospectus shall, under any circumstances, create any implication that there has been no change in the information set forth or incorporated by reference into this prospectus or in our affairs since the date of this prospectus. Our business, financial condition, results of operations and prospects may have changed since such date.

Unless the context otherwise requires, throughout this prospectus and any accompanying prospectus supplement, the words “we,” “us,” “our,” “the registrant” or the “Company” refer to XBP Global Holdings, Inc., and the term “securities” refers to the shares of our Common Stock that may be sold by the Selling Securityholders pursuant to this prospectus and any accompanying prospectus supplement.

This prospectus contains summaries of certain provisions contained in documents described in this prospectus. All of the summaries are qualified in their entirety by the actual documents, which you should review before making a decision to invest in our securities. Copies of the documents referred to herein have been filed, or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find Additional Information.”

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the documents incorporated by reference herein and therein contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements generally are accompanied by words such as “may”, “should”, “would”, “plan”, “intend”, “anticipate”, “believe”, “estimate”, “predict”, “potential”, “seem”, “seek”, “continue”, “future”, “will”, “expect”, “outlook” or other similar words, phrases or expressions. These forward-looking statements include statements regarding our industry, future events, strategy, plans, intentions, or expectations or anticipated future results and other statements that are not historical facts. These statements are based on the current beliefs and assumptions of our management and are not predictions of actual performance. These statements are subject to a number of risks and uncertainties regarding our business that may change at any time, and, therefore, our actual results may differ materially from those that we expected. The factors that may affect our results include, among others:

·	the impact of the Restructuring, including but not limited to any realization of the benefits from the Acquisition (as defined below);

·	future financial performance, expenditures and mix of revenue and effect on gross margins of the Company following the Restructuring;

·	expectations concerning the relationships and actions of Exela Technologies BPA, LLC (collectively with its subsidiaries, the “BPA Group”) with third parties;

·	the impact of political and economic conditions on the demand for our services;

·	our ability to meet the continued listing standards of Nasdaq or another securities exchange;

·	the impact of a data or security breach; the impact of competition or alternatives to our services on our business pricing and other actions by competitors;

·	our ability to address technological development and change in order to keep pace with our industry and the industries of our clients;

·	the impact of terrorism, natural disasters or similar events on our business; the effect of legislative and regulatory actions in the United States and internationally;

·	the impact of operational failure due to the unavailability or failure of third-party services on which we rely; and

·	the effect of any intellectual property infringement.

This list of risks and uncertainties, however, is only a summary of some of the most important factors and is not intended to be exhaustive. You should carefully read and review the risks and information contained in, or incorporated by reference into, this prospectus and in any accompanying prospectus supplement, including, without limitation, the section of this prospectus captioned “Risk Factors,” the section captioned “Risk Factors” in our  Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 19, 2025, any updates in our subsequently filed Quarterly Reports on Form 10-Q for the quarter ended March 31, 2025, filed with the SEC on May 15, 2025, and for the quarter ended June 30, 2025 filed with the SEC on August 14, 2025, and our Definitive Proxy Statement on Schedule 14A filed with the SEC on July 15, 2025, and any other risks and uncertainties we identify in other reports and information that we file with the SEC. New factors that are not currently known to us or of which we are currently unaware may also emerge from time to time that could materially and adversely affect us.

All forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We caution investors not to place undue reliance on such forward-looking statements. Although we believe that the expectations on which such forward-looking statements are based are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Any forward-looking statement made by us in this prospectus speaks only as of the date of this prospectus. Except as required by applicable law, we undertake no obligation and specifically decline any obligation to update any of these forward-looking statements after the date of such statements are made, whether as a result of new information, future events or otherwise. You should, however, carefully read and review any further disclosures we make related to forward-looking statements in any accompanying prospectus supplement and in the documents incorporated by reference herein and therein.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus and the documents we incorporate by reference. It does not contain all of the information you should consider before making an investment decision. You should read the entire prospectus, the documents incorporated by reference and the other documents to which we refer for a more complete understanding of our business and this offering before investing in our Common Stock in this offering.

The Company

Unless otherwise indicated or the context otherwise requires, references in this section to “we,” “our,” “us,” “XBP Global,” “the Company,” and similar terms refer to XBP Global Holdings, Inc. and its subsidiaries following the acquisition of Exela Technologies BPA, LLC (n/k/a XBP Americas, LLC).

XBP Global Overview

XBP Global Holdings, Inc. (“XBP Global”) is a multinational leader in business process automation, providing services to over 2,500 clients across 20 countries, including a substantial number of Fortune 100 companies. The Company employs approximately 11,000 individuals globally and focuses on addressing complex operational requirements across key industries, including banking, healthcare, insurance, utilities, and the public sector. Our comprehensive suite of solutions is designed to meet the evolving demands of a digital-first economy, enabling businesses to streamline their operations, reduce costs, and enhance their overall competitive posture.

The name “XBP,” derived from “exchange for bills and payments,” reflects the Company’s stated core mission of connecting buyers and suppliers to streamline billing, payments, and digitization processes on a global scale. XBP Global leverages proprietary technology, cloud-based platforms, and extensive domain expertise to deliver digital transformation solutions that aim to reduce costs, improve operational efficiency, and enhance liquidity. These solutions are intended to accelerate payments and minimize friction within financial and supply chain networks.

The Company’s offerings are tailored to help modernize mission-critical processes, delivering what we believe to be immediate operational value while enabling clients to adapt to the increasing demand for automation and digital-first operations in the global economy. XBP Global also emphasizes sustainability by reducing reliance on paper, lowering environmental impact, and fostering long-term operational resilience. The Company’s global reach, innovative technology-driven model, and focus on sustainability are believed to provide a competitive advantage in the business process automation and payments digitization markets. We strive to deliver not just operational efficiencies, but also to contribute to a more sustainable business ecosystem through our paperless solutions and environmentally conscious practices. Our strong client relationships, built on trust and demonstrated results, further solidify our leadership position in a rapidly expanding market.

With a proven track record, a strong global presence, and a commitment to innovation, we believe XBP Global is well-positioned to deliver long-term value to its clients, shareholders, and other stakeholders. Our strategic vision is centered on expanding our market share, exploring new technological frontiers, and continuously enhancing our service offerings to meet the dynamic needs of global enterprises.

History and Development of XBP Global

XBP Global Holdings, Inc. was originally incorporated as CF Acquisition Corp. VIII, a blank check company formed under the laws of the State of Delaware on July 8, 2020. On March 16, 2021, the Company consummated its initial public offering. The Company’s initial purpose was to effect a business combination with one or more businesses.

On October 9, 2022, CF Acquisition Corp. VIII entered into a merger agreement with XBP Europe, Inc., a direct wholly owned subsidiary of BTC International Holdings, Inc. (“BTC”, and at the time a subsidiary of Exela Technologies, Inc. (“ETI”)). The business combination was completed on November 30, 2023, at which time the Company was renamed XBP Europe Holdings, Inc., reflecting the purchase of ETI’s historical European operations, and the Company’s shares and public warrants started trading on The Nasdaq Stock Market LLC under the ticker symbols “XBP” and “XBPEW,” respectively.

On July 3, 2025, a wholly owned subsidiary of the Company agreed to acquire Exela Technologies BPA, LLC (together with its subsidiaries, the “BPA Group”), which comprised the American and Asian operating businesses of ETI. The consideration for the sale was $1.00, reflecting the encumbered nature of the BPA Group, which at the time was undergoing Chapter 11 bankruptcy proceedings. The transaction was subject to certain conditions subsequent, including the emergence of the BPA Group and its affiliates from Chapter 11 before August 7, 2025 pursuant to the plan of reorganization filed in their bankruptcy cases (the “Restructuring”).

On July 29, 2025, the BPA Group consummated the Restructuring. In connection with the Restructuring the BPA Group secured significant new debt financing to support its operations and refinance existing obligations: including a $150 million asset-backed revolving credit facility, $183 million in secured notes issued to third parties, $40 million in new loans to refinance prior obligations, and $31.5 million in amended term loans. Additionally, the Company issued 81,799,821 shares of common stock to settle certain bankruptcy claims against the BPA Group. With these conditions satisfied, the acquisition of the BPA Group (the “Acquisition”) was accounted for as a completed transaction.

The Acquisition expanded the Company’s combined historical annual revenue to over $900 million and increased its workforce to approximately 11,000 employees across 20 countries. Furthermore, the integration of the BPA Group’s AI-powered workflow solutions into XBP Global’s offerings is expected to enhance its ability to deliver advanced automation capabilities to clients. Following the Acquisition, the Company rebranded itself as XBP Global Holdings, Inc., reflecting its expanded global focus and operations.

As result of the Restructuring, XBP Global ceased to be a “controlled company” under the Nasdaq rules. Previously, BTC owned approximately 60.7% of our common stock. Concurrently with the acquisition, the shares owned by BTC were transferred to holders of the BPA Group’s bankruptcy claims, resulting in a dispersed ownership structure among various stakeholders, including the Selling Securityholders, but with no single holder or organized group of holders holding more than 50% of the voting shares.

Corporate Information

Our principal executive offices are located at 6641 N. Belt Line Road, Suite 100, Irving, Texas 75061. Our telephone number is (844) 935-2832. Our website is www.xbpglobal.com. The information located on, or accessible from, our website is not, and shall not be deemed to be, a part of this prospectus.

THE OFFERING

This prospectus relates to the offer and resale by the Selling Securityholders of up to 77,709,393 Shares issued in the Restructuring. All of the Shares, if and when sold, will be sold by the Selling Securityholders. The Selling Securityholders may sell the Shares from time to time at prevailing market prices or at privately negotiated prices.

Shares offered by the Selling Securityholders:	Up to 77,709,393 shares of Common Stock.

Shares of Common Stock outstanding after completion of this offering:	124,148,390 shares of Common Stock (1)

Use of proceeds:	We will not receive any of the proceeds from any sale of the Shares by the Selling Securityholders. We may receive up to $33,029,441.64 in gross proceeds from cash exercises of the Warrants, if exercised in full, based on the per share exercise price of $4.98 for the Warrants and assuming that all exercises of the Warrants will be effected on a cash basis. The exercise price for the Warrants may be adjusted downwards pursuant to the terms of anti-dilution features contained therein under certain circumstances, and if any of the Warrants are exercised at such lower price, we will receive less aggregate gross proceeds. If the Warrants are exercised pursuant to the cashless exercise provisions contained therein, we will also receive less aggregate gross proceeds. Any proceeds that we receive from the exercise of the Warrants will be used for general corporate purposes, which may include research and development, marketing activities, product and service development, acquisitions, repayment of debt, capital expenditures and working capital requirements. See “Use of Proceeds.”

Risk factors:	An investment in the shares of Common Stock offered under this prospectus is highly speculative and involves substantial risk. Please carefully consider the “Risk Factors” section on page 7 and other information in this prospectus for a discussion of risks. Additional risks and uncertainties not presently known to us or that we currently deem to be immaterial may also impair our business and operations.

Nasdaq symbol:	Our Common Stock is listed on Nasdaq under the symbol “XBP”.

(1)	Shares of our Common Stock that will be outstanding after this offering is based on 117,515,972 shares of Common Stock outstanding as of September 11, 2025, and excludes the following as of such date: (i) the exercise of outstanding options granted to certain employees of the Company to purchase up to an aggregate of 103,951 shares of Common Stock at a weighted average exercise price of $1.29 per share, (ii) 2,081,676 shares of Common Stock underlying issued and unvested restricted stock units (“RSUs”), and (iii) 6,634,980 shares of Common Stock issuable upon exercise of outstanding common stock purchase warrants (other than the Warrants).

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider and evaluate all of the information contained in this prospectus, any prospectus supplement and in the documents that we incorporate by reference herein before you decide to invest in our Common Stock. In particular, you should carefully consider the risks and uncertainties described under “Risk Factors” in this prospectus, any prospectus supplement and our filings with the SEC, including our  Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and beginning on page 23 of our Definitive Proxy Statement on Schedule 14A filed with the SEC on July 15, 2025, as well as of the documents incorporated by reference herein or therein. Investors are further advised that the risks described below may not be the only risks we face. Additional risks that we do not yet know of, or that we currently think are immaterial, may also negatively impact our business operations or financial results. Any of the risks and uncertainties set forth in this prospectus and in the documents incorporated by reference herein, as updated by annual, quarterly and other reports and documents that we file with the SEC and incorporate by reference into this prospectus, could materially and adversely affect our business, results of operations and financial condition, which in turn could materially and adversely affect the value of our Common Stock. Please read “Cautionary Statement Regarding Forward-Looking Statements.”

Risks Related to the Offering and Our Common Stock

The Selling Securityholders may choose to sell the Shares at prices below the current market price.

The Selling Securityholders are not restricted as to the prices at which they may sell or otherwise dispose of the Shares covered by this prospectus. Sales or other dispositions of the Shares below the then-current market prices could adversely affect the market price of our Common Stock.

A large number of shares of Common Stock may be sold in the market following this offering and upon the SEC declaring this registration statement on Form S-3 effective, which may significantly depress the market price of our Common Stock.

The Shares sold in the offering will be freely tradable without restriction or further registration under the Securities Act upon the SEC declaring this registration statement on Form S-3 effective. As a result, a substantial number of shares of our Common Stock may be sold in the public market following this offering and upon the SEC declaring this Registration Statement effective.

If there are significantly more shares of Common Stock offered for sale than buyers are willing to purchase, then the market price of our Common Stock may decline to a market price at which buyers are willing to purchase the offered Common Stock and sellers remain willing to sell our Common Stock. Sales of a substantial number of Shares in the public market following the completion of this offering, or the perception that such sales might occur, could depress the market price of our Common Stock and could impair our ability to raise capital through the sale of our additional equity securities.

The price of our common stock may become volatile, which could lead to losses by investors and costly securities litigation.

The trading price of our common stock may be highly volatile and could fluctuate in response to factors such as:

·	actual or anticipated variations in our operating results;

·	announcements of developments by us or our competitors;

·	changes in the industries in which we operate;

·	regulatory actions regarding our products;

·	announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures, or capital commitments;

·	adoption of new accounting standards affecting the industries in which we operate;

·	additions or departures of key personnel;

·	introduction of new products by us or our competitors;

·	sales of our Common Stock or other securities in the open market; and

·	other events or factors, many of which are beyond our control.

The stock market is subject to significant price and volume fluctuations. In the past, following periods of volatility in the market price of a company’s securities, securities class action litigation has often been initiated against such a company. Litigation initiated against the Company, whether or not successful, could result in substantial costs and diversion of its management’s attention and resources, which could harm our business and financial condition.

We will have broad discretion as to the proceeds that we receive from the cash exercise by any holder of the Warrants, and we may not use the proceeds effectively.

We will not receive any of the proceeds from the sale of the Shares by the Selling Securityholders pursuant to this prospectus. We may receive up to $33,029,441.64 in gross proceeds from cash exercises of the Warrants, if exercised in full, based on the per share exercise price of $4.98 for the Warrants and assuming that all exercises of the Warrants will be effected on a cash basis. The exercise price for the Warrants may be adjusted downwards pursuant to the terms of anti-dilution features contained therein under certain circumstances, and if any of the Warrants are exercised at such lower price, we will receive less aggregate gross proceeds. If the Warrants are exercised pursuant to the cashless exercise provisions contained therein, we will also receive less aggregate gross proceeds. To the extent that we receive such proceeds, we intend to use the net proceeds from cash exercises of the Warrants for general corporate purposes, which may include research and development, marketing activities, product and service development, acquisitions, repayment of debt, capital expenditures and working capital requirements. We have considerable discretion in the application of such proceeds. You will not have the opportunity, as part of your investment decision, to assess whether such proceeds are being used in a manner agreeable to you. You must rely on our judgment regarding the application of the net proceeds from cash exercises of the Warrants, which may be used for corporate purposes that do not improve our profitability or increase the price of our shares of Common Stock. Such proceeds may also be placed in investments that do not produce income or that lose value. The failure to use such funds by us effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

You may experience future dilution as a result of issuance of the Shares, future equity offerings by us and other issuances of our Common Stock or other securities. In addition, the issuance of the Shares and future equity offerings and other issuances of our Common Stock or other securities may adversely affect our Common Stock price.

In order to raise additional capital, we may in the future offer additional shares of our Common Stock or other securities convertible into or exchangeable for our Common Stock at prices that may not be the same as the price per share as prior issuances of Common Stock. We may not be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share previously paid by investors, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our Common Stock or securities convertible into Common Stock in future transactions may be higher or lower than the prices per share for previous issuances of Common Stock or securities convertible into Common Stock paid by certain investors. In addition, the exercise price of the Warrants for the Warrant Shares may be or greater than the price per share previously paid by certain investors. You will incur dilution upon exercise of any outstanding stock options, warrants or upon the issuance of shares of Common Stock under our equity incentive programs. In addition, the issuance of the Shares and any future sales of a substantial number of shares of our Common Stock in the public market, or the perception that such sales may occur, could adversely affect the price of our Common Stock. We cannot predict the effect, if any, that market sales of those shares of Common Stock or the availability of those shares for sale will have on the market price of our Common Stock.

Neither we nor the Selling Securityholders have authorized any other party to provide you with information concerning us or this offering.

You should carefully evaluate all of the information in this prospectus and the registration statement of which this prospectus forms a part, including the documents incorporated by reference herein. We may receive media coverage regarding our Company, including coverage that is not directly attributable to statements made by our officers, that incorrectly reports on statements made by our officers or employees, or that is misleading as a result of omitting information provided by us, our officers or employees. Neither we nor the Selling Securityholders have authorized any other party to provide you with information concerning us or this offering of Shares, and such recipients should not rely on this information.

USE OF PROCEEDS

All of the Common Stock offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their respective accounts. The Company will not receive any of the proceeds from these sales.

We may receive up to approximately $33 million in gross proceeds from cash exercises of the Warrants, if exercised in full, based on the current per share exercise prices of $4.98 for the Warrants. The exercise price for the Warrants may be adjusted downwards pursuant to the terms of anti-dilution features contained therein under certain circumstances, and if any of the Warrants are exercised at such lower price, we will receive less aggregate gross proceeds. If the Warrants are exercised pursuant to the cashless exercise provisions contained therein, we will also receive less aggregate gross proceeds. We intend to use the net proceeds we may receive from any cash exercises of the Warrants for general corporate purposes, which may include research and development, marketing activities, product and service development, acquisitions, repayment of debt, capital expenditures and working capital requirements.

The Selling Securityholders will pay any underwriting fees, discounts, selling commissions they incur for brokerage, accounting, legal services and stock transfer taxes incurred by such Selling Securityholders in disposing of their Common Stock. The Company will bear all other costs, fees and expenses incurred in effecting the registration of the Common Stock covered by this prospectus, including, without limitation, all registration and filing fees, Nasdaq listing fees and fees and expenses of counsel and independent registered public accountants. We cannot predict when or if the Warrants will be exercised, and it is possible that the Warrants may expire and never be exercised. As a result, we may never receive meaningful, or any, cash proceeds from the exercise of the Warrants, and we cannot plan on any specific uses of any proceeds we may receive beyond the purposes described herein.

See “Plan of Distribution” elsewhere in this prospectus for more information.

DESCRIPTION OF COMMON STOCK

As of the date of this prospectus, we are authorized to issue up to 400,000,000 shares of common stock, par value $.0001 per share. The following is a summary of the material terms of our common stock that is being offered pursuant to this prospectus and certain provisions of our third amended and restated certificate of incorporation, as amended (our “Charter”) and second amended and restated bylaws (our “Bylaws”). It also summarizes some relevant provisions of the General Corporation Law of the State of Delaware, which we sometimes refer to as Delaware law. This summary does not purport to describe our entire capital structure or all related provisions in full. Since the terms of our Charter and Bylaws, and Delaware law, are more detailed than the general information provided below, you should only rely on the actual provisions of those documents and Delaware law. If you would like to read our Charter or Bylaws, they are on file with the SEC, as Exhibits 3.2, 3.4 and 3.3, respectively, to the Current Report on Form 8-K filed with the SEC on August 4, 2025 as described under the heading “Where You Can Find Additional Information” below.

Common Stock

As of September 11, 2025, there were 117,515,972 shares of common stock outstanding that were held of record by approximately 251 registered holders of record. The number of holders of record does not include a substantially greater number of “street name” holders or beneficial holders, whose shares of record are held by banks, brokers and other financial institutions.

Voting Rights. Each holder of common stock will be entitled to one (1) vote in person or by proxy for each share of the common stock held of record by such holder. The holders of shares of common stock will not have cumulative voting rights. Except as otherwise required in our Charter or by applicable law, the holders of the common stock vote together as a single class on all matters on which stockholders are generally entitled to vote.

Dividend Rights. Subject to applicable law and the rights, if any, of the holders of any outstanding series of the preferred stock, the holders of shares of common stock will be entitled to receive such dividends and other distributions (payable in cash, property or capital stock of the Company) when, as and if declared thereon by the Board of the Directors, or the Board, from time to time out of any assets or funds of the Company legally available therefor and shall share equally on a per share basis in such dividends and distributions.

Rights upon liquidation. Subject to the applicable law and the rights, if any, of the holders of any outstanding series of the preferred stock of the Company, in any event of an voluntary or involuntary liquidation, dissolution or winding up of the Company, after payment or provision for payment of the debts and other liabilities of the Company, the holders of shares of common stock will be entitled to receive all of the remaining assets of the Company available for distribution to its stockholders, ratably in proportion to the number of shares of common stock held by them.

Other Rights and Preferences. Shares of our common stock have no preemptive rights, no conversion rights, no redemption or sinking fund provisions, and are not liable for further call or assessment.

Dividends

The payment of future dividends on the shares of the common stock is subject to the rights of the holders of the Company’s preferred stock (if any) and will depend on the revenues and earnings (if any), capital requirements and financial condition of the Company subject to the discretion of the Board. The Board is not currently contemplating and does not anticipate declaring any stock dividends in the foreseeable future. The ability of the Company to declare dividends may be limited by the terms of any financing and other agreements entered into by the Company or its subsidiaries from time to time.

Annual Stockholder Meetings

Our Bylaws provide that annual stockholder meetings will be held at a date, time and place, if any, as exclusively selected by the Board. To the extent permitted under applicable law, the Board may conduct meetings by remote communications. The Bylaws provide that stockholders seeking to bring business before the Company’s annual meeting of stockholders, or to nominate candidates for election as directors at the Company’s annual meeting of stockholders, must provide timely notice of their intent in writing. To be timely, a stockholder’s notice will need to be received by the Company’s Secretary at the Company’s principal executive offices not later than the close of business on the 90th day nor earlier than the open of business on the 120th day prior to the anniversary date of the immediately preceding annual meeting of stockholders. Pursuant to Rule 14a-8 of the Exchange Act, proposals seeking inclusion in the Company’s annual proxy statement must comply with the notice periods contained in the annual proxy statement. Our Charter specifies certain requirements as to the form and content of a stockholders’ meeting. These provisions may preclude the Company’s stockholders from bringing matters before its annual meeting of stockholders or from making nominations for directors at its annual meeting of stockholders. Our Bylaws also specify certain requirements as to the form and content of a stockholder’s notice for an annual meeting. Specifically, a stockholder’s notice must include: (i) a brief description of the business desired to be brought before the annual meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event such business includes a proposal to amend the Bylaws, the language of the proposed amendment) and the reasons for conducting such business at the annual meeting, (ii) the name and record address of such stockholder and the name and address of the beneficial owner, if any, on whose behalf the proposal is made, (iii) the class or series and number of shares of Company capital stock that are owned beneficially and of record by such stockholder and by the beneficial owner, if any, on whose behalf the proposal is made, (iv) a description of all arrangements or understandings between such stockholder and the beneficial owner, if any, on whose behalf the proposal is made and any other person or persons (including their names) in connection with the proposal of such business by such stockholder, (v) any material interest of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made in such business and (vi) a representation that such stockholder (or a qualified representative of such stockholder) intends to appear in person or by proxy at the annual meeting to bring such business before the meeting. These notice requirements will be deemed satisfied by a stockholder as to any proposal (other than nominations) if the stockholder has notified the Company of such stockholder’s intention to present such proposal at an annual meeting in compliance with Rule 14a-8 (or any successor thereof) of the Exchange Act, and such stockholder has complied with the requirements of such rule for inclusion of such proposal in a proxy statement prepared by us to solicit proxies for such annual meeting. The foregoing provisions may limit the Company’s stockholders’ ability to bring matters before its annual meeting of stockholders or from making nominations for directors at its annual meeting of stockholders.

Quorum

Unless otherwise required by the DGCL or our Charter, the Bylaws provide that holders of a majority of the aggregate voting power of our capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, will constitute a quorum at all meetings of the stockholders. If, however, such quorum will not be present or represented at any meeting of the stockholders, such stockholders will have power to adjourn the meeting from time to time until a quorum shall attend.

Authorized but Unissued Capital Stock

Delaware law does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of Nasdaq, which apply so long as the common stock remains listed on Nasdaq, require stockholder approval of certain issuances equal to or exceeding 20% of the then outstanding voting power or then outstanding number of shares of the common stock. Additional shares that may be issued in the future may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.

One of the effects of the existence of unissued and unreserved common stock may be to enable the Board to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise and thereby protect the continuity of management and possibly deprive stockholders of opportunities to sell their shares of the common stock at prices higher than prevailing market prices.

Special Meetings

Our Bylaws provide that special meetings of stockholders may be called only by or at the direction of the Board, pursuant to a resolution adopted by a majority of the Board. Stockholders are not eligible and have no right to call a special meeting.

Our Bylaws also provide that any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting, if all members of the Board or committee thereof, as the case may be, consent thereto in writing or by electronic transmission. After an action is taken, the consent or consents relating thereto must be filed with the minutes of proceedings of the Board or committee thereof.

Charter and Bylaws

The DGCL provides generally that the affirmative vote of a majority of the outstanding stock entitled to vote on amendments to a corporation’s certificate of incorporation or bylaws is required to approve such amendment, unless a corporation’s certificate of incorporation or bylaws, as the case may be, requires a greater percentage.

Our Bylaws may be amended, altered or repealed (A) at any annual or regular meeting of our Board, or at any special meeting of our Board if notice of the proposed alteration, amendment or repeal is contained in written notice of such special meeting, by the affirmative vote of a majority of the Board then present (at which meeting a quorum of the Board is present); or (B) by the affirmative vote of the holders of at least a majority of the voting power of the shares entitled to vote at an election of directors.

Limitations on Liability and Indemnification of Officers and Directors

The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties, subject to certain exceptions. The Company has entered, and expects to continue to enter into, agreements to indemnify the directors, executive officers and other employees as determined by our Board. Under the terms of such indemnification agreements, the Company will be required to indemnify each of its directors and officers, to the fullest extent permitted by the laws of the state of Delaware, if the basis of the indemnitee’s involvement was by reason of the fact that the indemnitee is or was a director or officer of the Company or any of its subsidiaries or was serving at the Company’s request in an official capacity for another entity. The Company will be required to indemnify its officers and directors against all expenses, judgments, fines, penalties and amounts paid in settlement (if pre-approved), including all costs, expenses and obligations incurred in connection with investigating, defending, being a witness in, participating in (including on appeal), or preparing to defend, be a witness or participate in any completed, actual, pending or threatened action, suit, proceeding or alternative dispute resolution mechanism, whether civil, criminal, administrative, investigative or other, arising out of the officers’ or directors’ role as an officer or director of the Company, or establishing or enforcing a right to indemnification under the indemnification agreement.

Exclusive Jurisdiction of Certain Actions

Our Charter requires that derivative actions brought in the name of the Company, actions against directors, officers and other employees for breaches of fiduciary duty, actions asserting a claim against the Company or any directors, officers or other employees arising pursuant to the DGCL, our Charter or our Bylaws, actions asserting a claim against the Company or any directors, officers or other employees governed by the internal affairs doctrine, or actions asserting an “internal corporate claim” (as defined in the DGCL) may be brought only in the Court of Chancery in the State of Delaware, all cases to the fullest extent permitted by law and subject to the court’s having personal jurisdiction over the indispensable parties named as defendants provided, that if the Court of Chancery in the State of Delaware dismisses any such action for lack of subject matter jurisdiction, such action may be brought in another state court sitting in the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware). Although we believe this provision benefits the Company by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against our directors, officers and other employees.

Listing of Securities

The Company’s common stock is listed on the Nasdaq Capital Market under the symbol “XBP”.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company.

ISSUANCE OF THE SECURITIES

On July 3, 2025, the Company (formerly XBP Europe Holdings, Inc.) entered into a Transaction Support Agreement (the “Transaction Support Agreement”) with the BPA Group and certain of its affiliates (collectively, the “Debtors” or after the Restructuring, the “Debtors”). Pursuant to the Transaction Support Agreement, the Company agreed to, among other things, support the Debtors’ plan of reorganization in their Chapter 11 cases (the “Restructuring”), including, inter alia, issuing shares of the Common Stock to the Selling Securityholders, as further described in the Company’s Definitive  Proxy Statement on Schedule 14A filed with the SEC on July 15, 2025 and incorporated by reference herein. See “Incorporation of Certain Documents by Reference” for more information.

On July 29, 2025, pursuant to the Restructuring, the Selling Securityholders were issued an aggregate of 71,076,975 shares of Common Stock and the Warrants exercisable for 6,632,418 shares of Common Stock held by Exela Technologies, Inc. (“Exela”) through its indirect, wholly owned subsidiaries, XCV-STS, LLC (“XCV-STS”) and GP 3XCV LLC (“GP 3XCV”).

On July 29, 2025, we entered into a registration rights agreement (the “Registration Rights Agreement”) with the Selling Securityholders pursuant to which we agreed to prepare and file a registration statement to permit the resale of the Shares covered by this prospectus from time to time as permitted by Rule 415 promulgated under the Securities Act. We are registering the shares of Common Stock described in this prospectus pursuant to the Registration Rights Agreement.

Warrants

The Warrants have an initial exercise price of $4.98 per share. The Warrants are immediately exercisable and expire five (5) years from the date of issuance. The exercise price of the Warrants is subject to (a) downward adjustment in the event the Company declares or makes any dividend or other distribution of its assets (or rights to acquire its assets), subject to certain exceptions and (b) standard, proportional adjustments upon the occurrence of certain events, such as stock splits, combinations, dividends, distributions, reclassifications, mergers or other corporate changes.

SELLING SECURITYHOLDERS

This prospectus covers the offering for resale of up to an aggregate of 77,709,393 shares of common stock that may be offered and sold from time to time by the Selling Securityholders identified below under this prospectus. For additional information regarding the issuance of these securities, see “Issuance of the Securities” on page 15 of this prospectus. The Selling Securityholders identified below may currently hold or acquire at any time shares of Common Stock in addition to those registered hereby. In addition, the Selling Securityholders identified below may sell, transfer or otherwise dispose of some or all of their shares of Common Stock in private placement transactions exempt from or not subject to the registration requirements of the Securities Act. Accordingly, we cannot give an estimate as to the amount of shares that will be held by the Selling Securityholders upon completion or termination of this offering.

Information concerning the Selling Securityholders may change from time to time, including by addition of additional Selling Securityholders, and, if necessary, we will amend or supplement this prospectus accordingly. To our knowledge, except for the ownership of the Shares and the Warrants, and as disclosed in this section under “Material Relationships with Selling Securityholders” below, the Selling Securityholders have not, or have not had within the past three years, any position, office or other material relationship with us or any of our predecessors or affiliates.

We have prepared the paragraph immediately following this paragraph, the table that follows and the related notes based on information supplied to us by the Selling Securityholders on or prior to September 12, 2025. We have not sought to verify such information. This information does not necessarily indicate beneficial ownership for any other purpose. In computing the number of shares of Common Stock beneficially owned by a Selling Securityholder and the percentage ownership of that Selling Securityholder, shares of Common Stock subject to securities held by that Selling Securityholder that are exercisable for or convertible into shares of Common Stock within 60 days after September 12, 2025, are deemed outstanding. Such shares of Common Stock, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other stockholder. Additionally, the Selling Securityholders may have sold or transferred some or all of the shares of Common Stock listed below in exempt or non-exempt transactions since the date on which the information was provided to us. Other information about the Selling Securityholders may change over time.

The Selling Securityholders, or their partners, pledgees, donees, transferees or other successors (each also a Selling Securityholder for purposes of this prospectus) that may receive shares registered hereunder from the Selling Securityholder and corresponding registration rights in accordance with the Registration Rights Agreement, may sell up to all of the shares of Common Stock shown in the table below under the heading “Shares Being Offered” pursuant to this prospectus in one or more transactions from time to time as described below under “Plan of Distribution.” However, the Selling Securityholders are not obligated to sell any of the shares of Common Stock offered by this prospectus.

Name of Selling Securityholders	Number of Shares of Common Stock Beneficially Owned Prior to Offering of the Selling Securityholders*		Maximum Number of Shares of Common Stock to be Sold in the Offering of the Selling Securityholders**	Number of Shares of Common Stock Beneficially Owned After the Offering of the Selling Securityholders**
	Number	Percent	Shares	Number	Percent
Exela Technologies, Inc.(1)	33,669,980	27.12%	33,669,980	0	0%
Gates Capital Management, L.P.(2)	31,931,506	27.17%	31,931,506	0	0%
Avenue RP Opportunities Fund, L.P.(3)	6,564,883	5.59%	6,564,883	0	0%
Avenue Global Dislocation Opportunities Fund, L.P.(4)	4,082,116	3.47%	4,082,116	0	0%
Avenue Global Opportunities Master Fund, LP(5)	1,460,908	1.24%	1,460,908	0	0%
	77,709,393	62.59%	77,709,393	0	0%

*	Applicable percentage ownership is based on 117,515,972 shares of our Common Stock outstanding assuming the sale of all shares of our Common Stock being offered for resale pursuant to this prospectus.

**	Assumes full exercise of the Warrants and the sale of all shares of our Common Stock being offered for resale pursuant to this prospectus.

(1) Consists of (i) 27,037,562 shares of Common Stock and (ii) warrants in respect of 6,632,418 shares of Common Stock held by Exela through its indirect, wholly owned subsidiaries, XCV-STS and GP 3XCV. The principal business address of each of XCV-STS, GP 3XCV is 8550 West Desert Inn Road, Suite 102-452, Las Vegas, Nevada 89117.

(2) Includes 31,931,506 shares of Common Stock issued in the aggregate to the following entities: 7,784,094 shares isssued to ECF Value Fund, L.P., a Delaware limited partnership, 17,416,139 shares isssued to ECF Value Fund II, L.P., a Delaware limited partnership, and 6,731,273 shares isssued to ECF Value Fund International Master, L.P., a limited partnership formed under the laws of the British Virgin Islands (collectively, the “Gates Capital Funds”), as to which Gates Capital Management, L.P., a Delaware limited partnership (“Gates Capital”) serves as investment manager. Gates Capital Management GP, LLC, a Delaware limited liability company (the “General Partner”), is the general partner of Gates Capital, with respect to the shares of Common Stock directly held by the Gates Capital Funds; Gates Capital Management, Inc., a Delaware corporation (the “Corporation”), is the managing member of the General Partner and Jeffrey L. Gates, a United States citizen, serves as the President of the Corporation . The principal business address of each of Gates Capital, the General Partner, the Corporation and Mr. Gates is c/o Gates Capital Management, Inc., 1177 Avenue of the Americas, 46th Floor, New York, New York 10036.

(3) Includes 6,564,883 shares of Common Stock issued in aggregate to the following entities, including: (i) 6,564,883 shares of Common Stock held by Avenue RP Opportunities Fund, L.P., a Cayman Islands exempted limited partnership (‘RP Opportunities Fund”). Avenue RP Opportunities Fund GenPar, LLC (“RP Opportunities GP”) is the general partner of RP Opportunities Fund. RP Opportunities has delegated voting and dispositive power over securities held by RP Opportunities Fund to Avenue Europe International Management, L.P., a registered investment adviser, and disclaims beneficial ownership of securities held by RP Opportunities Fund, except to the extent of its pecuniary interest, if any, therein. GL RP Partners, LLC (“RP Partners”) is the managing member of RP Opportunities GP. RP Partners has no voting or dispositive power over securities held by RP Opportunities Fund and disclaims beneficial ownership of securities held by RP Opportunities Fund, except to the extent of its pecuniary interest, if any, therein. Marc Lasry is a citizen of the United States and is the beneficial owner of RP Partners. The principal business address of each of the foregoing entities and Mr. Lasry is Avenue Capital Group, 11 West 42nd Street, 9th Floor, New York, New York 10036.

(4) Includes 4,082,116 shares of Common Stock held by Avenue Global Dislocation Opportunities Fund, L.P. (“Global Dislocation Fund”), a Cayman Islands exempted limited partnership. Avenue Capital Management II, L.P. is a registered investment adviser and is the manager (“Capital Management II”) of Global Dislocation Fund. Avenue Global Dislocation Opportunities GenPar, LLC (“Dislocation Opportunities GP”) is the general partner of Global Dislocation Fund. Dislocation Opportunities GP has delegated voting and dispositive power over securities held by Global Dislocation Fund to Capital Management II and disclaims beneficial ownership of securities held by Global Dislocation Fund, except to the extent of its pecuniary interest, if any, therein. GL Global Dislocation Opportunities Partners, LLC (“Dislocation Opportunities Partners”) is the managing member of Dislocation Opportunities GP. Dislocation Opportunities Partners has no voting or dispositive power over securities held by Global Dislocation Fund and disclaims beneficial ownership of securities held by Global Dislocation Fund, except to the extent of its pecuniary interest, if any, therein. Marc Lasry is a citizen of the United States and is the beneficial owner of Dislocation Opportunities Partners. The principal business address of each of the foregoing entities and Mr. Lasry is Avenue Capital Group, 11 West 42nd Street, 9th Floor, New York, New York 10036..

(5) Includes 1,460,908 shares of Common Stock held by Avenue Global Opportunities Master Fund LP (“Global Opportunities Fund”), a United Arab Emirates limited partnership. Capital Management II is the manager (“Capital Management II”) of Global Opportunities Fund. Avenue Global Opportunities GenPar Holdings Ltd (“Global Opportunities GP”) is the general partner of Global Opportunities Fund. Global Opportunities GP has delegated voting and dispositive power over securities held by Global Opportunities Fund to Capital Management II and disclaims beneficial ownership of securities held by Global Opportunities Fund, except to the extent of its pecuniary interest, if any, therein. Marc Lasry is a citizen of the United States and is the beneficial owner of Global Opportunities GP. The principal business address of each of the foregoing entities and Mr. Lasry is Avenue Capital Group, 11 West 42nd Street, 9th Floor, New York, New York 10036.

Material Relationships with Selling Securityholders

Par Chadha, our Chairman of the Board who has served as a Board director since November 2023, is also the Executive Chairman of Exela.

Randal T. Klein has served as a Board director since July 2025 and is a Senior Portfolio Manager at Avenue Capital Group (which encompasses Avenue Capital Management II, L.P. and Avenue Europe International Management, L.P.) the manager of RP Opportunities Fund , Global Dislocation Fund and Global Opportunities Fund.

In addition, all the Selling Securityholders were lenders to the BPA Group prior to the Restructuring.

PLAN OF DISTRIBUTION

We are registering for resale by the Selling Securityholders from time to time of up to 77,709,393 shares of Common Stock issued in connection with the Restructuring.

We will not receive any proceeds from the sale of shares of Common Stock by the Selling Securityholders. The aggregate proceeds to the Selling Securityholders will be the purchase price of the securities less any discounts and commissions borne by the Selling Securityholders.

The Selling Securityholders will pay any underwriting discounts and commissions and expenses incurred by the Selling Securityholders for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Securityholders in disposing of the securities. We have agreed to pay all other fees and expenses incident to the registration of the shares of our Common Stock to be offered and sold pursuant to this prospectus.

The shares of Common Stock beneficially owned by the Selling Securityholders covered by this prospectus may be offered and sold from time to time by the Selling Securityholders. The term “Selling Securityholders” includes donees, pledgees, transferees or other successors in interest selling securities received after the date of this prospectus from a Selling Securityholder as a gift, pledge, partnership distribution or other transfer.

The Selling Securityholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. Each Selling Securityholder reserves the right to accept and, together with its respective agents, to reject, any proposed purchase of securities to be made directly or through agents. The Selling Securityholders and any of their permitted transferees may sell their securities offered by this prospectus on any stock exchange, market or trading facility on which the securities are traded or in private transactions. If underwriters are used in the sale, such underwriters will acquire the shares for their own account. These sales may be at a fixed price or varying prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to prevailing market prices or at negotiated prices. The securities may be offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. The obligations of the underwriters to purchase the securities will be subject to certain conditions.

The Selling Securityholders may sell their shares by one or more of, or a combination of, the following methods:

·	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

·	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

·	block trades in which the broker-dealer so engaged will attempt to sell the offered securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

·	an over-the-counter distribution in accordance with the rules of Nasdaq;

·	through trading plans entered into by a Selling Securityholder pursuant to Rule 10b5-1 under the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans; through the distribution of the securities by any Selling Securityholder to its partners, members or stockholders;

·	through one or more underwritten offerings on a firm commitment or best efforts basis;

·	settlement of short sales entered into after the effective date the registration statement of which this prospectus is a part;

·	agreements with broker-dealers to sell a specified number of the securities at a stipulated price per share;

·	in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

·	in privately negotiated transactions;

·	in options transactions;

·	through a combination of any of the above methods of sale; or

·	any other method permitted pursuant to applicable law.

There can be no assurance that the Selling Securityholders will sell all or any of the securities offered by this prospectus. In addition, any shares that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus. The Selling Securityholders have the sole and absolute discretion not to accept any purchase offer or make any sale of securities if they deem the purchase price to be unsatisfactory at any particular time.

With respect to a particular offering of the securities held by the Selling Securityholders, to the extent required, an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is part, will be prepared and will set forth, to the extent required, the following information:

·	the specific securities to be offered and sold;

·	the names of the Selling Securityholders;

·	the respective purchase prices and public offering prices, the proceeds to be received from the sale, if any, and other material terms of the offering;

·	settlement of short sales entered into after the date of this prospectus;

·	the names of any participating agents, broker-dealers or underwriters; and

·	any applicable commissions, discounts, concessions and other items constituting compensation from the Selling Securityholders.

In connection with distributions of the shares or otherwise, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of shares of Common Stock in the course of hedging the positions they assume with Selling Securityholders. The Selling Securityholders may also sell shares of Common Stock short and redeliver the shares to close out such short positions. The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The Selling Securityholders may also pledge shares to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged shares pursuant to this prospectus (as supplemented or amended to reflect such transaction).

In order to facilitate the offering of the securities offered by this prospectus, any underwriters or agents, as the case may be, involved in the offering of such securities may engage in transactions that stabilize, maintain or otherwise affect the price of our securities. Specifically, the underwriters or agents, as the case may be, may over-allot in connection with the offering, creating a short position in our securities for their own account. In addition, to cover overallotments or to stabilize the price of our securities, the underwriters or agents, as the case may be, may bid for, and purchase, such securities in the open market. Finally, in any offering of securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allotted to an underwriter or a broker-dealer for distributing such securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The underwriters or agents, as the case may be, are not required to engage in these activities, and may end any of these activities at any time.

The Selling Securityholders may solicit offers to purchase the securities directly from, and may sell such securities directly to, institutional investors or others. In this case, no underwriters or agents would be involved. The terms of any of those sales, including the terms of any bidding or auction process, if utilized, will be described in the applicable prospectus supplement.

It is possible that one or more underwriters may make a market in our securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for our securities. Our Common Stock is currently listed on Nasdaq under the symbol “XBP.”

The Selling Securityholders may authorize underwriters, broker-dealers or agents to solicit offers by certain purchasers to purchase the securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we or the Selling Securityholders pay for solicitation of these contracts.

A Selling Securityholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by any Selling Securityholder or borrowed from any Selling Securityholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from any Selling Securityholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, any Selling Securityholder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities. In effecting sales, broker-dealers or agents engaged by the Selling Securityholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the Selling Securityholders in amounts to be negotiated immediately prior to the sale.

If at the time of any offering made under this prospectus a member of FINRA participating in the offering has a “conflict of interest” as defined in FINRA Rule 5121 (“Rule 5121”), that offering will be conducted in accordance with the relevant provisions of Rule 5121.

To our knowledge, there are currently no plans, arrangements or understandings between the Selling Securityholders and any broker-dealer or agent regarding the sale of the securities by the Selling Securityholders. Upon our notification by a Selling Securityholder that any material arrangement has been entered into with an underwriter or broker-dealer for the sale of securities through a block trade, special offering, exchange distribution, secondary distribution or a purchase by an underwriter or broker-dealer, we will file, if required by applicable law or regulation, a supplement to this prospectus pursuant to Rule 424(b) under the Securities Act disclosing certain material information relating to such underwriter or broker-dealer and such offering.

Underwriters, broker-dealers or agents may facilitate the marketing of an offering online directly or through one of their affiliates. In those cases, prospective investors may view offering terms and a prospectus online and, depending upon the particular underwriter, broker-dealer or agent, place orders online or through their financial advisors.

In offering the shares covered by this prospectus, the Selling Securityholders and any broker-dealers who execute sales for the Selling Securityholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any discounts, commissions, concessions or profit they earn on any resale of those securities may be underwriting discounts and commissions under the Securities Act. Any compensation paid to underwriters, dealers or agents in connection with the offering of the shares covered by this prospectus, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. In compliance with the guidelines of FINRA, the amount of underwriting compensation, including underwriting discounts and commissions, to be paid in connection with any offering of shares covered by this prospectus will be limited to an amount that is fair and reasonable, with such amount to be evaluated based on the size and type of the shares being offered as well as the risk assumed by the underwriters, dealers or agents, as the case may be. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.

In order to comply with the securities laws of certain states, if applicable, the shares must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

We have advised the Selling Securityholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the Selling Securityholders and their affiliates. In addition, to the extent required, we will make copies of this prospectus available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Securityholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITY

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Loeb & Loeb LLP, New York, New York.

EXPERTS

The consolidated financial statements of XBP Global Holdings, Inc. (formerly XBP Europe Holdings, Inc.) and its subsidiaries as of December 31, 2024 and 2023, and for each of the years in the two-year period ended December 31, 2024 incorporated by reference in this prospectus have been audited by UHY LLP, an independent registered public accounting firm, as set forth in their report dated March 19, 2025 thereon incorporated by reference in this prospectus and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The combined and consolidated balance sheets of Exela Technologies BPA, LLC, Subsidiaries and Affiliates (n/k/a XBP Americas, LLC) as of December 31, 2024 and 2023, and the related combined and consolidated statements of operations, comprehensive loss, stockholders’ deficit, and cash flows for each of the years then ended, have been audited by EisnerAmper LLP, independent registered public accounting firm, as stated in their report which is incorporated herein by reference, which report includes an explanatory paragraph about the existence of substantial doubt concerning Exela Technologies BPA, LLC, Subsidiaries and Affiliates’ ability to continue as a going concern . Such financial statements have been incorporated herein by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

This prospectus constitutes a part of a registration statement on Form S-3 filed under the Securities Act. As permitted by the SEC’s rules, this prospectus and any prospectus supplement, which form a part of the registration statement, do not contain all the information that is included in the registration statement. You will find additional information about us in the registration statement and its exhibits. Any statements made in this prospectus or any prospectus supplement concerning legal documents are not necessarily complete and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter.

You can read our electronic SEC filings, including such registration statement, on the internet at the SEC’s website at www.sec.gov. We are subject to the information reporting requirements of the Exchange Act, and we file reports, proxy statements and other information with the SEC. These reports, proxy statements and other information will be available at the website of the SEC referred to above. We also maintain a website at www.XBPglobal.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. However, the information contained in or accessible through our website is not part of this prospectus or the registration statement of which this prospectus forms a part, and investors should not rely on such information in making a decision to purchase shares of our Common Stock in this offering.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means we can disclose important information to you by referring you to other documents that we filed separately with the SEC. You should consider the incorporated information as if we reproduced it in this prospectus, except for any information directly superseded by information subsequently filed with the SEC and incorporated in this prospectus.

We incorporate by reference into this prospectus the following documents (SEC File No. 001-36159), which contain important information about us and our business and financial results:

·	our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 19, 2025, and the amendment thereto, filed with the SEC on April 30, 2025;

·	our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2025 and June 30, 2025, filed with the SEC on May 15, 2025 and August 14, 2025, respectively;

·	Our Current Reports on Form 8-K and 8-K/A filed with the SEC on February 14, 2025, May 8, 2025, July 10, 2025, July 21, 2025, July 31, 2025, August 4, 2025 and September 12, 2025;

·	our Definitive Proxy Statement on Schedule 14A filed with the SEC on July 15, 2025;

·	the description of our common stock filed as Exhibit 4.3 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 19, 2025 and any amendment or report filed with the SEC for the purpose of updating the description.

We incorporate by reference any additional filings made by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (other than the portions of those made pursuant to Item 2.02 or Item 7.01 of Form 8-K or other information “furnished” to the SEC) after the filing of the initial registration statement (including all such documents that we may file with the SEC after the date the registration statement was initially filed and prior to the effectiveness of the registration statement) and before the filing of a post-effective amendment to the registration statement of which this prospectus is a part that indicates that all securities offered hereunder have been sold or that deregisters all securities then remaining unsold (other than information furnished and not filed with the SEC). These documents may include periodic reports, like Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as Proxy Statements. Any material that we subsequently file with the SEC will automatically update and replace the information previously filed with the SEC.

For purposes of the registration statement of which this prospectus is a part, any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the registration statement of which this prospectus is a part.

You may get copies of any of the document incorporated by reference (excluding exhibits, unless the exhibits are specifically incorporated) at no charge to you by emailing our investor relations department at investors@xbpglobal.com.

Up to 77,709,393 shares of Common Stock

XBP GLOBAL HOLDINGS, INC.

PROSPECTUS

, 2025

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuances and Distribution.

The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by XBP Global Holdings, Inc. in connection with the issuance and distribution of the securities being registered. All of such fees and expenses, except for the SEC registration fee, are estimated:

SEC registration fee	$7,294.24
Legal fees and expenses	$50,000
Accounting fees and expenses	$30,000
Printing fees and expenses	$20,000
Transfer agent and registrar fees	$15,000
Miscellaneous expenses	$10,000
Total expenses	$132,294.24

Item 15. Indemnification of Directors and Officers.

Section 145 of the DGCL authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act.

The Company’s Charter provides for indemnification of its directors, officers, employees and other agents to the maximum extent permitted by the DGCL, and the Company’s Bylaws provide for indemnification of its directors, officers, employees and other agents to the maximum extent permitted by the DGCL.

In addition the Company has entered, or will enter into, indemnification agreements with directors, officers, and some employees containing provisions which are in some respects broader than the specific indemnification provisions contained in the DGCL. The indemnification agreements will require the Company, among other things, to indemnify its directors against certain liabilities that may arise by reason of their status or service as directors and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Item 16. Exhibits and Financial Statement Schedules.

The exhibits listed below are incorporated herein by reference.

Exhibit Number	Document Description
2.1†	Merger Agreement, dated as of October 9, 2022, by and among CF VIII, Merger Sub, XBP Europe and BTC International (incorporated by reference to Exhibit 2.1 to CF VIII’s Form 8-K, filed with the SEC on October 11, 2022).
3.1(i)(a)	Third Amended and Restated Certificate of Incorporation of the Company, dated July 29, 2025 (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8 K, filed with the SEC on August 4, 2025).
3.1(i)(b)	Certificate of Amendment to the Third Amended and Restated Certificate of Incorporation, dated July 29, 2025 (incorporated by reference to Exhibit 3.4 to the Company’s Current Report on Form 8 K, filed with the SEC on August 4, 2025).
3.1(i)(c)	Certificate of Designations for Series A Participating Preferred Stock (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8 K, filed with the SEC on August 4, 2025)
3.1(ii)	Second Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.3 to the Company’s Current Report on Form 8-K, filed with the SEC on August 4, 2025)
4.1	Shareholder Rights Agreement, dated July 29, 2025 (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8 K, filed with the SEC on August 4, 2025).
4.2	Form of Warrant, dated July 29, 2025 (incorporated by reference to Exhibit 4.3 to the Company’s Current Report on ®Form 8 K, filed with the SEC on August 4, 2025).
5.1	Opinion of Loeb & Loeb LLP
23.1	Consent of UHY LLP
23.2	Consent of EisnerAmper LLP
23.3	Consent of Loeb & Loeb LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on signature page)
99.1	Transaction Support Agreement, dated July 3, 2025 (incorporated by reference to Annex C to the Registrant’s Definitive Proxy Statement on Schedule 14A, filed with the SEC on July 15, 2025).
99.2	Registration Rights Agreement, dated July 29, 2025 (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8 K, filed with the SEC on August 4, 2025).
107	Filing Fees Table

†	Schedules and exhibits to this agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the SEC upon request.

Item 17. Undertakings.

(a)           The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(d)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Monica, State of California, on to September 12, 2025.

XBP GLOBAL HOLDINGS, INC.

By:	/s/ Andrej Jonovic
Andrej Jonovic
Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Andrej Jonovic and Dejan Avramovic, each acting alone or together with another attorney-in-fact, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any or all further amendments (including post-effective amendments) to this Registration Statement (and any additional registration statement related hereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments, including post-effective amendments, thereto)), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, and full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on the dates indicated.

Signature	Title(s)	Date
/s/ Andrej Jonovic	Director and Chief Executive Officer	September 12, 2025
Andrej Jonovic	(Principal Executive Officer)

/s/ Dejan Avramovic	Chief Financial Officer (Principal Financial	September 12, 2025
Dejan Avramovic	and Accounting Officer)

/s/ Par Chadha	Chairman of the Board of Directors	September 12, 2025
Par Chadha

/s/ Randal Klein	Director	September 12, 2025
Randal Klein

/s/Regina Paolillo	Director	September 12, 2025
Regina Paolillo

/s/ Robert Pryor	Director	September 12, 2025
Robert Pryor

/s/ James G. Reynolds	Director	September 12, 2025
James G. Reynolds

/s/ Sanjay Srivastava	Director	September 12, 2025
Sanjay Srivastava